Exhibit 10.4

FOURTH AMENDMENT TO Promissory note

THIS FOURTH Amendment (THE “FOURTH AMENDMENT”) DATED June 30, 2026, shall amend the Promissory note dated AS OF SEPTEMBER 16, 2022 (THE “NOTE”) and amended on august 15, 2023 (THE “fIRST aMENDMENT”), jULY 25, 2025 (THE “SECOND AMENDMENT”) and January 5, 2026 (the “Third amendment”) AMONG NON-INVASIVE MONITORING SYSTEMS, INC. (THE “MAKER”) AND JANE HSIAO (THE “PAYEE”) AS NOTED BELOW.

RECITALS

WHEREAS, Maker and Payee (collectively, the “Parties”) are parties to the Note which became effective on September 16, 2022 and which was amended by the First Amendment, Second Amendment and the Third Amendment; and

WHEREAS, the Parties desire to amend the Note to extend the Maturity Date from June 30, 2026 until September 30, 2026.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Note and this Fourth Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AMENDMENT

1. Section 1 of the Note is hereby amended and restated in its entirety as follows:

The principal amount of the loan evidenced hereby, together with any accrued and unpaid interest, and any and all unpaid costs, fees and expenses accrued, shall be due and payable on September 30, 2026 (the “Maturity Date”).

2. Governing Law. This Fourth Amendment shall be governed by the laws of the State of Florida without regard to its conflict of laws rules or principles.

3. Amendments. Except as expressly amended hereby, the Note, the First Amendment, Second Amendment and Third Amendment shall remain unmodified and in full force and effect.

4. Entire Agreement. This Fourth Amendment, Third Amendment, the Second Amendment, the First Amendment and the Note constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings between the Parties relating thereto.

5. Interpretation. Any capitalized terms used in this Fourth Amendment but not otherwise defined shall have the meaning provided in the Note.

6. Counterparts. This Fourth Amendment may be executed manually, electronically in PDF file format, via an e-signature format, or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same amendment and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Party.

IN WITNESS WHEREOF, Borrower has duly executed this Fourth Amendment to the Note as of the 30th day of June, 2026.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ James J. Martin
Name:	James J. Martin
Title:	Chief Financial Officer

Agreed and Accepted:

By:	/s/ Jane Hsiao
Name:	Jane Hsiao, Ph.D.